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                                                               Exhibit (e)(3)(i)
[ING FUNDS LOGO]


December 28, 2005

Todd Modic
Senior Vice President
ING Funds Distributor, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Modic:

     Pursuant to the Underwriting Agreement dated September 23, 2002, as amended, between ING Equity Trust and ING Funds Distributor, LLC (the "Agreement") we herby notify you of our intention to retain you as Underwriter to render underwriting services to ING Fundamental Research Fund and ING Opportunistic LargeCap Fund, two newly established series of ING Equity Trust (the "Funds"), effective December 28, 2005, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Funds to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A is attached hereto.

     Please signify your acceptance to act as Underwriter under the Agreement with respect to the aforementioned Funds.

                                        Very sincerely,

                                        /s/ Robert S. Naka
                                        Robert S. Naka
                                        Senior Vice President
                                        ING Equity Trust

ACCEPTED AND AGREED TO:
ING Funds Distributor, LLC

By: /s/ Todd  Modic
   ------------------------
   Todd  Modic
   Senior Vice President





7337 E. Doubletree Ranch Rd.            Tel: 480-477-3000       ING Equity Trust
Scottsdale, AZ 85258-2034               Fax: 480-477-2700
                                        www.ingfunds.com

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                               AMENDED SCHEDULE A

                              WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT

                                    BETWEEN

                                ING EQUITY TRUST

                                      AND

                           ING FUNDS DISTRIBUTOR, LLC

NAME OF FUND
------------

ING Disciplined LargeCap Fund
ING Fundamental Research Fund
ING LargeCap Value Fund
ING MidCap Opportunities Fund
ING MidCap Value Choice Fund
ING MidCap Value Fund
ING Opportunistic LargeCap Fund
ING Principal Protection Fund
ING Principal Protection Fund II
ING Principal Protection Fund III
ING Principal Protection Fund IV
ING Principal Protection Fund V
ING Principal Protection Fund VI
ING Principal Protection Fund VII
ING Principal Protection Fund VIII
ING Principal Protection Fund IX
ING Principal Protection Fund X
ING Principal Protection Fund XI
ING Principal Protection Fund XII
ING Principal Protection Fund XIII
ING Principal Protection Fund XIV
ING Real Estate Fund
ING SmallCap Opportunities Fund
ING SmallCap Value Choice Fund
ING SmallCap Value Fund